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                                                                    Exhibit 10.1

                      AMENDED AND RESTATED PROMISSORY NOTE

$826,865.00                                Date of Original Note: August 4, 1995

         Blooming Farm, Inc., a Delaware corporation (the "Borrower"), hereby promises to pay to Hines Nurseries, Inc., a California corporation (as such person may change from time to time under the terms of this Note, the "Noteholder"), the principal amount of Eight Hundred Twenty Six Thousand Eight Hundred Sixty Five Dollars ($826,865.00) as such principal may be increased hereunder and, together with such amount, all interest accrued under the terms of this Note as provided herein.

         This Note amends and restates in its entirety the promissory note made by Borrower payable to Oregon Garden Products Inc. dated August 4, 1995 in the original principal amount of $826,865.00.

     1. LOAN AND TERMS OF PAYMENT.

         1.1 THE LOAN. The Borrower acknowledges receipt of Eight Hundred Twenty Six Thousand Eight Hundred Sixty Five Dollars ($826,865.00) loaned from the Noteholder (the "Loan").

         1.2 INTEREST. The Loan shall accrue interest at a rate equal to 6.9%, which interest shall be payable, in cash in arrears, monthly on the last day of each month. ("Monthly Payment Dates").

         1.3 PRINCIPAL REPAYMENT. The Borrower shall, on May 31, 2008, pay any then outstanding principal under this Note. The principal outstanding under this Note may be repaid in whole or in part by the Borrower without penalty or premium at any time and from time to time.

         1.4 RECORDING. The date and amount of each payment made on account of the principal hereof shall be recorded by the Noteholder on Schedule A hereto; provided that the failure of the Noteholder to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under this Note.

     2. EVENTS OF DEFAULT.

         Any one or more of the following events shall constitute an Event of Default under this Note:

                  (a) The Borrower shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due.



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                  (b) The Borrower shall (i) apply for or consent to the
         appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code,
         (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or
         (vi) take any corporate action for the purpose of effecting any of the foregoing.

                  (c) A proceeding or case shall be commenced against the Borrower, without its application or consent, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of all or any substantial part of its assets, or (iii) similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Borrower shall be entered in an involuntary case under the Bankruptcy Code.

Upon the occurrence of an Event of Default all Obligations shall become immediately due and payable without any action by the Noteholder and the Noteholder may exercise any and all rights and remedies under applicable law.

     3. CHOICE OF LAW.

         This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Oregon applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

     4. GENERAL PROVISIONS.

         4.1 SUCCESSORS AND ASSIGNS. This Note shall bind and inure to the benefit of the respective successors and assigns of each of the parties; PROVIDED, HOWEVER, that neither this Note nor any rights hereunder may be assigned by the Borrower without the Noteholder's written consent, which consent may be granted or withheld in the Noteholder's sole discretion. This Note may be assigned by the Noteholder without the consent of the Borrower.

         4.2 AMENDMENTS IN WRITING, INTEGRATION. This Note cannot be changed or terminated orally. Any amendment of, supplement to or other modification of this Note must be in a written instrument executed by the Borrower and the Noteholder. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Note, if any, are merged into this Note.

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         4.3 NO WAIVER. No failure or delay on the part of the Noteholder in the exercise of any power, right or privilege under this Note shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. Any waiver or consent with respect to any provision of the Loan Documents shall be effective only in the specific instance and for the specific purpose for which it was given.

         4.4 HEADINGS. Section and subsection headings in this Note are included herein for convenience of reference only and shall not constitute a part of this Note for any other purpose or be given any substantive effect.

         4.5 SEVERABILITY. Whenever possible, each provision of this Note shall be interpreted in such a manner as to be valid, legal and enforceable under the applicable law of any jurisdiction. Without limiting the generality of the foregoing sentence, in case any provision of this Note shall be invalid, illegal or unenforceable under the applicable law of any jurisdiction, the validity, legality and enforceability of the remaining provisions, or of such provision in any other jurisdiction, shall not in any way be affected or impaired thereby.

                                   * * * * * *

         IN WITNESS WHEREOF, this Amended and Restated Promissory Note has been duly executed and delivered as of September 22, 2003.

                                        BLOOMING FARM, INC.

                                        By: /s/ Douglas D. Allen
                                            ---------------------------
                                            Douglas D. Allen
                                            President

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